Exhibit 10.4

EXECUTION COPY

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

OFFTAKE AGREEMENT

THIS OFFTAKE AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2011 (the “Effective Date”), by and among SUNOCO, INC. (R&M), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“Sunoco”), and TOLEDO REFINING COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware (“PBF”).

RECITALS

WHEREAS, Sunoco and PBF are parties to that certain Asset Sale and Purchase Agreement, dated as of December 2, 2010 (the “ASPA”), pursuant to which, among other things, Sunoco agreed to sell to PBF, and PBF agreed to purchase from Sunoco, the Purchased Assets, including Sunoco’s Refinery located in Toledo, Ohio, upon the terms and conditions set forth therein;

WHEREAS, Sunoco and PBF are desirous of entering into an agreement whereby PBF will sell to Sunoco and Sunoco will purchase from PBF a quantity of Products (as defined below), produced at the Toledo Refinery, for Sunoco’s mid-continent branded gasoline and ultra low sulfur diesel business; and

WHEREAS, PBF desires to sell to Sunoco and Sunoco desires to purchase from PBF the Products pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the ASPA. Sunoco and PBF are sometimes referred to herein together as the “Parties,” and each individually as a “Party.”

ARTICLE II

TERM & TERMINATION

2.1 Term. The “Term” of this Agreement shall commence on the Effective Date and continue for a period of three Contract Years. A “Contract Year” means a period of 365 days (or 366 days in case the period includes a February 29) beginning on the Effective Date, and ending on each subsequent anniversary thereof during the effectiveness of this Agreement.

2.2 Termination. This Agreement may be terminated:

(a) By either Party if the other Party declares an event of Force Majeure (as set forth in Article V hereof) that occurs and continues for a period in excess of sixty (60) consecutive days.

(b) By either Party if the other Party breaches any material term or condition of this Agreement and such breach is not cured within thirty (30) days after the defaulting Party’s receipt of written notice of such breach (or, in the event the breach cannot be remedied within thirty (30) Business Days, the defaulting Party has not commenced remedying such default within thirty (30) Business Days).

(c) By PBF in accordance with Section 4.7.

(d) By Sunoco, upon one hundred eighty (180) days notice, in the event of a market withdrawal by Sunoco from all or substantially all markets served by the Delivery Points set forth in Exhibit A hereto; provided however, that in the event of a sale by Sunoco of all or substantially all of its brand assets in the markets served by the Delivery Points to a third party, Sunoco will use its commercially reasonable efforts to assign this Agreement to such third party subject to the assignment provisions set forth in Section 9.2 hereof. In the event of a market withdrawal by Sunoco that is not related to a third party sale and does not result in the Assignment of this Agreement as contemplated by the immediately preceding sentence, this termination right shall not become effective until the date which is thirty (30) months after the Effective Date.

(e) By either Party in the event the other Party (i) makes an assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes, or acquiesces in the commencing of a proceeding or cause under any bankruptcy or similar Law for the protection of creditors or have such petition filed or proceeding commenced against it, (iii) otherwise becomes bankrupt or insolvent (however evidenced), or (iv) has a receiver, provisional liquidator, conservator, custodian trustee or other similar official appointed with respect to it or substantially all of its assets.

Written notice of termination shall be given by the terminating Party to the other Party, The provisions of Article VI (Notices and Demands), Article VII (Confidentiality), and Article IX (Miscellaneous) shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by the Parties.

ARTICLE III

PRODUCTS; WARRANTIES; VOLUMES; METERING & TESTING

3.1 Products. PBF will sell and deliver to Sunoco, and Sunoco will purchase and receive from PBF, at the designated Delivery Points (as defined below), the gasoline and distillate products (the “Products,” and each individually a “Product”) set forth on Exhibit A, during the Term hereof.

3.2 Specifications & Warranties.

(a) The description, composition and specifications for the Products are as set forth in Exhibit B attached hereto and incorporated by reference.

(b) PBF warrants that (i) each Product shall conform to the applicable specifications for such Product set forth in Exhibit B; (ii) PBF has free and clear title to the Product delivered to Sunoco under this Agreement; and (iii) such Product shall be delivered free from any lawful security interests, liens, taxes and encumbrances.

(c) Except for those expressly stated in this Agreement, neither Party makes any other representations, guarantees or warranties, express or implied, including the implied warranty of merchantability and that of fitness for a particular purpose, as applicable. Notwithstanding any course of performance, course of dealing or usage of trade (or lack thereof) inconsistent herewith, PBF expressly disclaims any and all representations, guarantees or warranties, express or implied, of merchantability or fitness of the Product for a particular purpose.

(d) All warranties made under this Agreement shall survive acceptance of or payment for the Products.

3.3 Volumes.

(a) Exhibit A sets forth the monthly volumes of Product lifted by Sunoco for the period beginning November 1, 2009 and ending on November 30, 2010. Based upon the volumes set forth in Exhibit A, the Parties hereby agree that PBF will deliver and Sunoco will lift [REDACTED] barrels of gasoline per day, per Contract Year (“Annual Base Volume”), subject to adjustment as provided herein. PBF agrees that the Annual Base Volume may vary by [REDACTED]%. For avoidance of doubt, Sunoco may lift up to [REDACTED]% less than the Annual Base Volume (“Minimum Base, Volume”) or [REDACTED]% more than the Annual Base Volume (“Maximum Base Volume”) and PBF shall deliver such volume. To the extent that Sunoco’s gasoline purchases for three (3) consecutive months indicate that Sunoco will exceed the Maximum Base Volume for such Contract Year, the pricing for the incremental volume in excess of the Maximum Base Volume may be readjusted as the Parties shall mutually agree. In the event that Sunoco purchases less than the Minimum Base Volume or more than the Maximum Base Volume during any Contract Year, the Annual Base Volume shall be adjusted as mutually agreed upon by the Parties for the subsequent Contract Year. Any such adjustment will be determined by the parties no later than the first day of the eleventh month of each Contract Year, Such volume of Products will be delivered by PBF, and lifted by Sunoco in accordance with the written forecast provided by Sunoco pursuant to the nomination procedures set forth in Exhibit C.

(b) If PBF fails to deliver the monthly volumes (through its production at the Toledo Refinery or other third party commercial arrangements) as set forth in Exhibit C, or is late in delivering such volumes (and such failure or lateness is not excused by an event of Force Majeure), Sunoco will be entitled to purchase the deficient volumes from third parties without liability to PBF and without prejudice to any rights or remedies it may have available to it under this Agreement or at Law. Furthermore, Sunoco will be entitled to Cover Damages (as defined below), with respect to costs incurred by Sunoco to procure replace Products. Reimbursement of Cover Damages pursuant to this Section 3.3(b) shall be effected by PBF via the issuance of a credit to Sunoco.

(c) For purposes of this Agreement, “Cover Damages” shall mean the positive difference between the price of Product hereunder for the volume of Product to which the claim relates and the purchase price of the replacement volume (such volumes being an equivalent amount), plus commercially reasonable charges incurred by Sunoco in effecting cover; provided that Sunoco provides PBF with sufficient evidence that Sunoco actually incurred such damages and Sunoco uses commercially reasonable efforts to mitigate such damages.

3.4 Delivery Points: Title & Risk of Loss.

(a) Product shall be delivered by PBF to the rack and terminal locations identified on Exhibit A (each individually, a “Delivery Point” and collectively, the “Delivery Points”). The delivery term applicable to each such delivery (which shall be based on Incoterms (2000)) will be as stated on Exhibit A.

(b) Sunoco may delete one or more Delivery Point(s) identified in Exhibit A in the event of a market withdrawal from the market served by such Delivery Point(s); provided that (i) Sunoco gives PBF a minimum of at least one hundred eighty (180) days prior written notice, subject to Section 2(d) hereof; or (ii) the deletion of such Delivery Point(s) does not decrease the Annual Base Volume as provided in Section 3,3 hereof. Any other changes or adjustments to the Delivery Points, including the addition or removal of a Delivery Point, shall be as mutually agreed upon by the Parties.

(c) PBF represents and warrants to Sunoco that, as of the Effective Date, it has in place substantially all commercial arrangements, including but not limited to, arrangements with transportation carriers and the owners/operators of the Delivery Points, necessary to terminal/throughput Product at the Delivery Points and to enable it to deliver Product to the Delivery Points in accordance with the terms hereof. PBF agrees to maintain such arrangements throughout the Term of this Agreement.

(d) Title to and risk of loss of or damage to or by the Product shall pass to Sunoco or its customer at the flange into the tank truck. It is expressly understood that the passage of title and risk of loss as set forth above is not conditioned on delivery or receipt of bills of lading.

(e) Deliveries shall be made within the delivery terminal’s usual business hours,

(f) PBF shall promptly furnish to Sunoco all properly issued and endorsed product transfer documents, including bills of lading, invoices, shipping papers, and any other documents, including of title or custody, applicable to the Products. PBF shall comply with all requirements of Department of Transportation and Environmental Protection Agency (“EPA”) regulations, as well as those of any other local, state, or federal agency, as applicable, pertaining to product transfer documents, including the federal reformulated gasoline regulations contained in 40 CFR Part 80.

3.5 Gasoline Additives and Injection Fees. PBF will provide the additives set forth in Exhibit D according to the specifications provided by Sunoco in Exhibit B (as periodically updated from time to time by Sunoco), to be injected by PBF into the gasoline to be sold to and received by Sunoco under this Agreement, at the loading racks set forth on Exhibit A. PBF is solely responsible for ensuring such additives are injected at a minimum of the certified injection rate for each Volumetric Additive Reconciliation period and in accordance with the guidelines enforced at each Delivery Point and the process set forth in Exhibit D. In connection with the foregoing, Sunoco shall pay PBF injection fees as mutually agreed upon by the parties and set forth in Exhibit D. PBF shall invoice Sunoco for such injection fees in accordance with Section 4.4 of this Agreement.

3.6 Metering and Quality Testing.

(a) Quantity of Product delivered shall be determined by calibrated meters on a temperature adjusted (net) Gallon based on 60° Fahrenheit using built-in temperature compensators or ASTM methods, as mutually agreed upon by the parties. As used herein, “Gallon” means one standard United States Gallon at 60° Fahrenheit and atmospheric pressure. PBF shall permit Sunoco to review and copy relevant meter proving records and witness proving tests as reasonably requested.

(b) API/ASTM Standards or the latest revisions thereof shall be complied with at all times with respect to all Product purchased by Sunoco hereunder. All volumes or quantities shall be adjusted per API/ASTM Standards. Metering systems shall conform to the API/ASTM Standards then in effect relative to meter calibration/accuracy. As used herein, “API” means the American Petroleum Institute,” “ASTM” means the American Society for Testing and Materials, and “API/ASTM Standard” means the API and ASTM standard references as such are in effect as of the Effective Date. In the event such standards are revised or modified during the Term of this Agreement, the revised or modified standards shall apply if legally required, and if not, after such revisions or modifications have been evaluated and accepted by the Parties.

(c) Products purchased shall meet the applicable specifications for such Product set forth in Exhibit B, and the quality determination shall be made by the test methods mutually agreed by the Parties to be industry standards for each Product.

(d) Each Party shall accord the other the right to inspect the other Party’s terminal and transportation facilities, during regular business hours and at the expense of the Party conducting the inspection, for the purpose of verifying compliance with the Agreement and with applicable Laws. Each Party and its authorized representatives shall have access during customary business hours to the accounting books and records and other documents maintained by the other Party relating to performance of the Agreement. Each Party shall have the right to audit those records at any reasonable time during the

Term of the Agreement and for two (2) years thereafter. Any such audit shall be pursued diligently and completed no later than two (2) months after its commencement, and any claim must be made in writing within sixty (60) days following completion of the audit. The audited Party shall fully cooperate with the auditing Party to accomplish the audit as expeditiously as possible. Either Party may retain outside auditors or inspectors whose costs and fees shall be borne by the Party employing the outside auditor or inspector. Each Party agrees to be bound by and shall cause any independent auditors or inspectors to be bound by the confidentiality obligations contained herein, Either Party may witness any inspection at its own expense. Samples of Products transferred hereunder shall be retained for ninety (90) calendar days.

ARTICLE IV

PRICING

4.1 Pricing. Pricing for each Product purchased and sold is provided in Exhibit E attached hereto and incorporated herein, as may be adjusted by the Parties in accordance with this Section 4.1. The Parties shall review the pricing on an annual basis, during the eleventh month of each Contract Year and adjust the pricing as the Parties may mutually agree in accordance with Section 9.7 hereof. If the Parties fail to mutually agree upon pricing adjustments, the pricing for each Product purchased and sold hereunder shall remain unchanged from the pricing in effect at such time. All prices shall be rounded to six (6) decimal places. The transportation, tariffs and other incidental fees set forth in Exhibit E shall be reviewed by the Parties every six (6) months after the Effective Date and recalculated based on changes in third party costs (e.g., increases in pipeline tariffs, etc.) and as the Parties shall mutually agree regarding other fees and costs.

4.2 Taxes. In addition to all other amounts payable by Sunoco to PBF under this Agreement, Sunoco shall report and pay any and all applicable Taxes, assessments, or other charges which may be imposed, by any Governmental Authority, on or with respect to or measured by delivery or sale of a Product from PBF. In those cases where the Law or ordinance imposes upon PBF the obligation to report or pay those Taxes, assessments, or other charges, Sunoco shall reimburse PBF upon receipt of its invoice for the amount of such Taxes, assessments, or other charges. Sunoco shall furnish PBF with proper evidence of tax exemption, as required or permitted by Law, to establish exemption from Taxes, assessments, or other charges now in effect or hereafter imposed on or with respect to the delivery or sale of Products, and PBF shall not collect the applicable Taxes, assessments or other charges from Sunoco. Notwithstanding anything herein to the contrary, neither Party shall be responsible for the other Party’s federal and state income Taxes, capital stock or franchise Tax obligations, nor any mercantile or business privilege Tax obligations that are other Party’s responsibility owing to the fact that it is conducting a business in a jurisdiction, whether or not measured by the gross receipts of such Party, by whatever name given to such Tax. Further, to the extent that any Governmental Authority asserts that any such federal or state income Tax, capital stock, franchise, business privilege or gross receipts Tax shall be paid by the Party whose activities did not give rise to such Tax, then each Party agrees to defend, indemnify and hold the other Party harmless from and against any such Tax asserted by any Governmental Authority to be due and payable by the other Party.

4.3 Replacement Publications. In the event that the publisher of any price set forth in Exhibit E ceases operation and/or publication of the relevant price or materially alters the method for calculating a price, the Parties agree to meet within ten (10) calendar days to agree to a replacement publication for use hereunder.

4.4 Invoices and Payment Terms. PBF shall submit an invoice to Sunoco, together with such information as the Parties mutually agree is necessary to substantiate the invoice (collectively, the “Invoice”), for all Products delivered to Sunoco within five (5) Business Days after delivery or lifting. Sunoco agrees to pay PBF the amount of each Invoice within ten (10) calendar days of receipt of each such Invoice. Payment shall be made by Sunoco without discount, deduction, withholding, set-off or counterclaim in U.S. dollars by wire transfer of immediately available funds by the specified due date to the bank and account designated by PBF. Each invoice shall show the quantity, Product type and grade of Products delivered by PBF at each relevant Delivery Point together with the prices applicable for these Products and quantities. PBF shall deliver each Invoice to Sunoco via facsimile or electronic transmission, unless otherwise agreed by the Parties. The Parties agree to work together in good faith to arrange for each Invoice to be sent via electronic data interchange (“EDI”) as soon as reasonably practicable after the Effective Date, but in no event later than the end of the second Contract Year. If the due date for a payment does not fall on a Business Day, then such payment shall be due on the next following Business Day. PBF shall have the right to assess interest at an annual rate equal to the prime lending rate as published in “The Wall Street Journal” plus two (2) percentage points for any month in which a balance is past due against ail past due amounts, but not to exceed the maximum interest charges permitted by law. Sunoco shall pay all of PBF’s reasonable and documented costs (including attorneys’ fees and court costs) directly related to collecting past due amounts.

4.5 Invoice Address. Until such time as the Parties use EDI, all Invoices shall be transmitted to the following electronic mail address for Sunoco:

APPPIS@sunocoinc.com

4.6 Invoice Dispute. If Sunoco in good faith disputes an amount included in an Invoice from PBF delivered hereunder (an “Invoice Dispute”), Sunoco shall notify PBF in writing, within ten (10) Business Days of Sunoco’s receipt of such Invoice, of such Invoice Dispute and shall be entitled to request, without prejudice to Section 4.4, that the senior management of each Party promptly meet to resolve such Invoice Dispute. If management cannot settle such Invoice Dispute within ten (10) Business Days after Sunoco’s notice of the Invoice Dispute, then either Party shall be entitled to enforce its rights under this Agreement in respect of such Invoice Dispute, including the audit rights set forth in Section 3.6(d) of this Agreement. If it is determined that Sunoco was not liable to pay all or any portion of the amount disputed under such Invoice Dispute (such amount, an “Overpaid Amount”), then PBF shall, at

Sunoco’s option, (a) either promptly repay to Sunoco such Overpaid Amount plus an amount of interest on the Overpaid Amount calculated at the prime lending rate as published in “The Wall Street Journal” plus two (2) percentage points for the period from the date such Overpaid Amount was paid by Sunoco until the date on which PBF repays such Overpaid Amounts, but not to exceed the maximum interest charges permitted by law or (b) promptly credit the amount of such Overpaid Amount and such interest against outstanding or future payment obligations of Sunoco under this Agreement. PBF shall pay all of Sunoco’s reasonable and documented costs (including attorneys’ fees and court costs) directly related to collecting the Overpaid Amount. If it is determined that no Overpaid Amount is due to Sunoco, then Sunoco shall pay all of PBF’s reasonable and documented costs (including attorneys’ fees and court costs) directly related to such Invoice Dispute.

4.7 Credit. If Sunoco fails to make timely payment pursuant to any Invoice and does not cure within 5 Business Days after receiving notice of such failure from PBF, PBF may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount and for the term reasonably acceptable to PBF, including but not limited to, a standby irrevocable letter of credit, a prepayment, or a performance bond or guaranty. Failure to provide Adequate Assurance of Performance shall constitute a material breach of this Agreement entitling PBF to cancel or suspend its obligations under this Agreement (in whole or in part at PBF’s discretion) until such security is received. The exercise by PBF of any right reserved under this Section 4.7 shall be without prejudice to any claim for damages or any other right under this Agreement or applicable Law. For avoidance of doubt, the Parties acknowledge and agree that timely payment hereunder shall include, without limitation, the exercise of any applicable right of set-off.

ARTICLE V

FORCE MAJEURE

In the event either Party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) for reasons beyond its reasonable control, including, without limitation, those due to: acts of God, floods, fires, explosions, extreme heat or cold, earthquake or storm; strikes, lockouts or other similar industrial disturbances; wars, acts of terrorism or sabotage; failure, disruption, accident or breakage of major equipment, machinery, or transportation facilities or failure, disruption, suspension or delays in pipeline carriers in receiving and delivering Product which was timely nominated and tendered; or failure of (or delay in) transporters to furnish transportation, failure of suppliers to furnish supplies; or any law, rules, order or action of any court or instrumentality of the federal or any state government; or for any other similar cause or causes beyond its reasonable control (in each case, an event of “Force Majeure”), it is agreed that on such Party’s giving notice in reasonable detail of such event of Force Majeure to the other Party, the obligations of the Party giving such notice shall be suspended from the first date of such event of Force Majeure and for the continuance of any inability so caused, but for no longer period as may reasonably be required to, and such cause shall, so far as possible, be remedied with all reasonable dispatch; provided, however, that neither Party will be obligated to settle a strike or other labor disturbance in order to comply with such obligation. The term Force Majeure shall not apply to those events which merely make it more difficult or costly for either Party to perform their obligations hereunder. Increased cost of performance by any Party or the inability of a Party to pay monies or other economic difficulty on behalf of a Party shall not be considered an event of Force Majeure. Each Party further agrees that at the conclusion of any event of Force Majeure, neither Party shall have any obligation to each other with respect to any quantities of Product not delivered or received as a consequence of such event of Force Majeure. No event of Force Majeure shall operate to extend the Term of this Agreement.

ARTICLE VI

NOTICES AND DEMANDS

Unless otherwise noted herein, any notice required under this Agreement must be sent or transmitted by (a) United States mail, certified or registered, return receipt requested, (b) confirmed overnight courier service, or (c) confirmed facsimile transmission properly addressed or transmitted to the address of the Party indicated below or to such other address or facsimile number as one Party shall provide to the other Party in accordance with this provision. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made on the delivery date if delivery is made before or during applicable normal business hours or on the next Business Day if delivered after applicable normal business hours. In the event a delivery/notice deadline falls on a weekend or holiday, then the applicable deadline will be extended to include the first Business Day following such weekend or holiday.

If to Sunoco;		Sunoco, Inc. (R&M)
Suite LL
1735 Market Street
Philadelphia, PA 19103
	Attn:	Senior Vice President
Strategy & Portfolio
Facsimile: (215) 977-3409

If to PBF:		Toledo Refining Company LLC
c/o PBF Holding Company LLC
1 Sylvan Way, 2nd floor
Parsippany, NJ 07054-3887
Attn: Executive Vice President, Commercial
Facsimile: (973) 455-7560

ARTICLE VII

CONFIDENTIALITY

The terms of this Agreement and any financial, technical or other proprietary information furnished or disclosed to a Party hereunder shall not be disclosed or made available to any other Person without the prior written consent of the other Party other than as contemplated hereunder; provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by judicial or administrative process or by any other requirements of Law, (b) to the professional advisors (lawyers, auditors and accountants) of each of the Parties, (c) in connection with any litigation to which Sunoco or PBF is a party, and (d) to the extent necessary to perform its obligations under this Agreement or the transactions contemplated hereby; provided further that, unless specifically prohibited by applicable Law or court order, each of Sunoco and PBF shall, prior to disclosure thereof, notify the other Party of any request for disclosure of any such non-public information (i) by any Governmental Authority or representative thereof or (ii) pursuant to legal process. Notwithstanding the above restrictions, neither Party shall have any obligation in respect of any disclosure of confidential information (A) which is or becomes the subject of a subpoena or other legal process, (B) is or becomes available to the public other than as a result of a disclosure by such Party in violation of this Agreement or other obligation of confidentiality under which such information may be held, or (C) was obtained or is or becomes available to such Party on a nonconfidential basis from a source other than any other Party or its representatives. The obligations in this section shall survive termination of this Agreement for an additional two calendar years. Nothing in this section shall, or is intended to, impair or modify any of the obligations of the Parties and their affiliates under the ASPA or the Confidentiality Agreement between Sunoco, Inc. and PBF Investments LLC dated March 22, 2010, which remain in effect until termination of such agreements or obligations in accordance with their terms.

ARTICLE VIII

OTHER COVENANTS

8.1 Compliance with Laws. Each Party shall comply, at its own expense, with the provisions of all applicable Laws that may be applicable to its performance under this Agreement. Without limiting the generality of the foregoing, each Party will comply with the regulations of the EPA and any state Laws or regulations governing volatility; oxygenate requirements; reformulated or low sulfur diesel fuel; reformulated gasoline; and motor fuel deposit control additives. PBF agrees to provide to Sunoco, for each delivery of gasoline, a certificate of analysis, delivery ticket, loading ticket, bill of lading, or other product transfer document which (a) states the maximum Reid Vapor Pressure requirement in effect at the time of delivery, and certifies that the Product is in compliance with the requirements, (b) states the applicable range of oxygen content requirements, and (c) contains all of the information required by the EPA’s reformulated gasoline and deposit control additive regulations.

8.2 Hazard Warning Responsibility: With the other documents required hereunder, PBF shall provide Sunoco a Material Safety Data Sheet as updated or as requested by Sunoco for the Product delivered hereunder. Sunoco acknowledges that there may be hazards associated with the loading, unloading, transporting, handling or use of the Product sold hereunder, which may require that warnings be communicated to or other precautionary action taken with all persons handling, coming into contact with, or in any way concerned with the Products sold hereunder.

8.3 RINS: For all applicable Products delivered under this Agreement PBF shall be entitled to and Sunoco shall convey, all D6 Renewable Fuel RINs generated by Sunoco from subsequent blending of PBF’s produced applicable Products with ethanol or biofuel, per applicable EPA regulations. Sunoco shall not be obligated to provide RINs for any volumes for which Sunoco is not the downstream blender of record.

8.4 Refinery Maintenance:

(a) In the event of any planned or unplanned maintenance or shutdown of the Refinery (that does not constitute a Force Majeure event) that, in PBF’s reasonable judgment, will affect PBF’s supply of Products hereunder (“Outage”), PBF shall provide Sunoco with at least 30 days advance notice of the Outage if such Outage is a planned Outage or scheduled turnaround (a “Planned Outage”), and as much advance notice of the Outage as reasonably possible if the Outage is unplanned (an “Unplanned Outage”). The rights and obligations of the Parties set forth in Section 3.3(b) shall apply in the event of either a Planned Outage or an Unplanned Outage.

(b) Until such time that the Planned Outage becomes public, Sunoco agrees to keep the fact that it received notice of a Planned Outage, and the Planned Outage confidential. In the event of an Unplanned Outage, and to the extent that PBF has inventory on hand at the Refinery, PBF shall continue to supply, to Sunoco, the Products out of such inventory on hand, subject to PBF’s right to allocate available inventory among all its customers, on a pro rata basis based on actual Product purchases during the three (3) month period preceding the Unplanned Outage. As soon as reasonably possible following an Unplanned Outage, PBF shall determine the amount of inventory available to Sunoco and provide Sunoco with notice of such volumes.

(c) During a Force Majeure event, Sunoco shall be entitled to inhaul the Products through the Delivery Points, subject to availability of required assets, sufficient to meet Sunoco’s marketing requirements during the Force Majeure event (the “Inhauls”). Sunoco shall compensate PBF for PBF’s direct costs incurred as a result of Sunoco’s Inhauls based upon credible documentation of such costs.

ARTICLE IX

MISCELLANEOUS

9.1 Relationship of the Parties. The Parties declare and agree that PBF is engaged in a business that is independent from Sunoco, and PBF shall perform its obligations as an independent contractor. It is expressly understood and agreed that it is not the purpose or intention of this Agreement to create (and it should not be construed as creating) a partnership, joint venture or any type of association, and the Parties are not authorized to act as an agent or principal for each other with respect to any matter related hereto.

9.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Without limiting the generality of the foregoing, neither Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party (which approval shall not be unreasonably withheld or delayed), and any assignment made by either Party without obtaining such written approval shall be null and void and not be binding upon the other Party, provided, however, that Sunoco hereby consents to PBF assigning this Agreement to Morgan Stanley Capital Group Inc. with notice of such assignment being provided to Sunoco upon the effectiveness of such assignment.

9.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any term or provision of this Agreement is found invalid or unenforceable, and the disregard of such terms or provisions materially alters the burdens or benefits of any of the Parties under this Agreement, including on the exhibits attached hereto, the Parties will use commercially reasonable efforts to agree upon an enforceable provision which most closely approximates the Parties’ intent in entering into this Agreement.

9.4 Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and not for any other Person. Should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. As permitted by the United Nations Convention on Contracts for the International Sale of Goods, Sunoco and PBF agree to exclude application of such convention.

9.6 Dispute Resolution. The consent jurisdiction and venue provisions set forth in Section 11.6 of the ASPA shall apply to this Agreement as if fully set forth herein.

9.7 Amendments and Waivers. No amendment or modification of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Sunoco and PBF. No waiver of any provision of this Agreement shall be valid unless signed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce same. No waiver by any party of any breach of, or requirement contained in, this Agreement, in any one or more instances, shall be deemed to be or construed as a further waiver of any other breach or requirement.

9.8 Indemnification. Sunoco and PBF mutually covenant to and shall protect, defend, indemnify and hold each other and their respective affiliates, directors, officers, employees and agents harmless from and against any and all claims, demands, suits, losses (including without limitation, costs of defense, reasonable attorneys’ fees, penalties and interest), damages, causes of action and liability of every type and character without regard to amount (together “losses”) caused by, arising out of or resulting from the acts or omissions of negligence or wrongdoing of, or violations (or alleged violations of) applicable Laws by, such indemnifying Party, its officers, employees, contractors or agents with respect to its performance of the transactions contemplated by this Agreement, except to the extent such losses are caused by, arise out of or result from the acts or omissions of negligence or wrongdoing of the indemnified Party.

9.9 Liability Limitations. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, CONTRACT, OR OTHERWISE UNDER, OR ON ACCOUNT OF THIS AGREEMENT.

9.10 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or scanned portable document format (pdf)) for the convenience of the Parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.11 Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties, and will not in any way affect the meaning or interpretation of this Agreement. This Agreement has been prepared by the joint efforts of the respective legal counsel to each of the Parties. No provision of this Agreement shall be construed on the basis that such Party was the author of such provision. The rights and remedies of the Parties under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which each such Party may have at law or in equity.

9.12 Entire Agreement. This Agreement (including the exhibits attached hereto and the provisions of the ASPA incorporated by reference herein) represents the entire agreement of the Parties with respect to the matters contemplated by this Agreement, and supersedes all negotiations, prior discussions, agreements, arrangements and understandings, written or oral, relating to the matters contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement is intended to supplement but not conflict with or supersede any provisions in the ASPA. In the event of any such conflict, the ASPA shall govern.

9.13 Liquidation Clause. The Parties acknowledge that this Agreement is a “Forward Contract” as defined in the Bankruptcy Code [(11 U.S.C. Sec. 101(25)]. If one Party (the “Defaulting Party”) (i) shall voluntarily file a petition in bankruptcy, reorganization, or receivership or shall be forced by its creditors into bankruptcy, reorganization or receivership, (ii) becomes insolvent or incapable of paying its debts as they become due, or (iii) makes a general assignment for the benefit of creditors, the other Party (the “Liquidating Party”) shall have the immediate right, exercisable in its sole discretion, to liquidate this Agreement and all other forward contracts as defined in the Bankruptcy Code then outstanding between the Parties (whether the Liquidating Party is PBF or Sunoco thereunder) by closing out all such contracts at the then current market prices so that each contract being liquidated is terminated except for the settlement payment referred to below. The Liquidating Party shall calculate the difference, if any, between the price specified in each contract so liquidated, and the market price for the relevant commodity as of the date of liquidation (as determined by the Liquidating Party in any commercially reasonable manner), and aggregate or net such settlement payments, as appropriate, to a single liquidated amount. Payment of said settlement payment will be due and payable within one (1) Banking Day after reasonable notice of liquidation. The liquidation and close-out of this Agreement and all other forward contracts is in addition to any other rights and remedies which the other Party may have.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE OF THE OFFTAKE AGREEMENT]

IN WITNESS WHEREOF, the Parties, acting through their authorized representatives, have caused this Offtake Agreement to be duly executed and delivered as of the date first above written.

SUNOCO:

SUNOCO, INC. (R&M)

By:
Name: Stacy L. Fox
Title: Senior Vice President & General Counsel

PBF:

TOLEDO REFINING COMPANY LLC

By:
Name: Jeffrey Dill
Title: Secretary

15

[SIGNATURE PAGE OF THE OFFTAKE AGREEMENT]

IN WITNESS WHEREOF, the Parties, acting through their authorized representatives, have caused this Offtake Agreement to be duly executed and delivered as of the date first above written.

SUNOCO:

SUNOCO, INC. (R&M)

By:
Name: Stacy L. Fox
Title: Senior Vice President & General Counsel

PBF:

TOLEDO REFINING COMPANY LLC

By:
Name: Jeffrey Dill
Title: Secretary

EXHIBIT A

PRODUCTS

See attached.

EXHIBIT B

SPECIFICATIONS

Product specifications for each product grade shall meet or exceed minimum ASTM and Sunoco Logistics Partners, L.P. pipeline or Buckeye pipeline specifications in effect for such grades for Products delivered at origin or destination points along each respective pipeline. For Cincinnati, Dayton, Detroit and Arm-Arbor metropolitan areas, product shall meet all relevant state and federal specifications.

Ethanol and biodiesel Would meet applicable ASTM specifications (D4806 and D6751) and Biodiesel would be procured from a BQ9000 producer. The amount of ethanol or biodiesel added (i.e. 10% ethanol max and 5% biodiesel max) to Products will be subject to approval by Sunoco.

EXHIBIT C

NOMINATION PROCEDURES

1.	For each month during the term of this Agreement, Sunoco shall submit a written forecast to PBF by the 10th day of the preceding month identifying the quantity of each Product it plans to lift at each Delivery Point for the following month.

2.	PBF will assume ratable daily lifting at each Delivery Point throughout the month based on the forecast of monthly liftings, and schedule bulk deliveries to the Delivery Point accordingly, unless Sunoco in its written nomination advises PBF otherwise.

3.	Actual liftings for each Product at each Delivery Point may vary from the forecast ± 15%, at the discretion of Sunoco. PBF shall provide formal acceptance of each monthly forecast nomination by the 15th day of the month prior.

EXHIBIT D

ACCEPTABLE DEPOSIT CONTROL ADDITIVES

1.	ADDITIVES

a.	Exclusive Proprietary Marker: PBF shall not use that certain gasoline detergent additive which includes the Sunoco exclusive marker in any product sold to its other customers.

b.	Diesel Cold Flow Additive: Sunoco shall have the right to select the diesel cold flow additive used at the terminals set forth as Delivery Points in Exhibit A. In the event that this becomes impractical due to the procedures and/or guidelines required by such terminal(s), the process for selection of such additive shall be as mutually agreed upon by the parties.

c.	Performance Additives: Sunoco shall have the right to select the supplier for performance additives, including detergent and premium diesel additives.

2.	PROCEDURES

a.	PBF shall be responsible for complying with the reconciliation record keeping and reporting obligations as imposed by 40 CFR Part 80. In addition, PBF agrees to provide a copy of all reports sent to any local, state, or federal regulatory agencies or Governmental Authorities regarding the additive injected into gasoline sold hereunder.

b.	PBF shall issue, or shall cause the applicable rack/terminal operator to issue, product transfer documents that clearly state the gasoline contains additive in accordance with applicable EPA regulations, unless PBF or the rack/terminal operator determines in good faith that the Product does not comply with 40 CFR Part 80 and all state and local statutes, regulations, and rules pertaining to additive injection (“Additive Regulations”). In this case, PBF or the rack/terminal operator will prevent the Product from leaving the terminal, unless the Parties agree to an alternative.

c.	If there are any alleged violations of Additive Regulations against either Party relating to the gasoline sold and purchased hereunder, the other Party will reasonably cooperate in the investigation and defense of the allegations.

d.	Liability for any losses (as defined in Section 9.8 of this Agreement) related to or arising out of fuel quality shall be subject to the provisions of Sections 9.8 and 9.9 of this Agreement.

3.	INJECTION FEES – See attached.

EXHIBIT E

PRICING

See attached.

OFFTAKE AGREEMENT Exhibit E – Pricing pg 1 of 3

Gasoline by Actual Grade: E10 Conventional Regular Octane	DAILY: [REDACTED]

Gasoline by Actual Grade: E10 Conventional Premium Octane	DAILY: [REDACTED]

Gasoline by Actual Grade: E10 RFG Regular Octane	DAILY: [REDACTED]

Gasoline by Actual Grade: E10 RFG Premium Octane	DAILY: [REDACTED]

Gasoline by Actual Grade: Conventional Regular Octane	DAILY: [REDACTED]

Gasoline by Actual Grade: Conventional Premium Octane	DAILY: [REDACTED]

Gasoline by Actual Grade: E85	DAILY: [REDACTED]

ULBD	DAILY: [REDACTED]

ULBK	DAILY: [REDACTED]

Premium Price Address	[REDACTED]

Basis

OPIS: [REDACTED]

Plats: [REDACTED]

           [REDACTED]

           [REDACTED]

           [REDACTED]

           [REDACTED]

           [REDACTED]

           [REDACTED]

           [REDACTED]

Ethanol Freight: [REDACTED]

Location Different at: [REDACTED]

Plats Dye Premium: [REDACTED]

Example Location Different let; Terminal DCT

Toledo Terminal DCT Sample Detail

[REDACTED]

Example Daily Gasoline Price Formula

A = [REDACTED]

B = [REDACTED]

C = [REDACTED]

D = [REDACTED]

E = [REDACTED]

F = [REDACTED]

G = [REDACTED]

        [REDACTED]

H = [REDACTED]

Example Daily ULSD Price Formula

A = [REDACTED]

B = [REDACTED]

C = [REDACTED]

D = [REDACTED]

E = [REDACTED]

        [REDACTED]

F = [REDACTED]

OFFTAQKE AGREEMENT Exhibit E – Pricing Pg 2 of 3

Location Differentials

Gasoline

Standard RVP Gasoline 10% Ethanol	2010 Representative Volume Range (Million Gallons per Month)
Location	Monthly Low		Monthly High		Year Average		Location Differential, cpg		Platts Summer Low RVP Premium, cpg
AKRON, OH-SUN 22302	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
BAY CITY, MI-MAP 58055	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
CATLETTSBURG, KY-ASHL 23006	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
CHARLESTON WV-MAP 49833	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
CLEVELAND, OH-SUN 20501	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
COLUMBUS (EAST) SUN 23001	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
COLUMBUS (WEST) SUN 72735	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
COVINGTON, KY-ASHLAND 40711 RFG	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
COVINGTON, KY-ASHLAND 40711 CF	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
DAYTON, OH-SUN 72301	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
FERRYSBURG, MI-CITGO 32403	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
HUNTINGTON, IN-SUN 74910	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
INDIANAPOLIS, IN-ST SERV 56897	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
JACKSON, MI-CITGO 46104	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
NILES, MI-CITGO	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
NILES,MI-MARATHON 74911	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
NO, MUSKEGON, MI-MARA 74008	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
NOVI, MI-DELTA FUELS 27188	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
OWOSSO, MI-SUN 74001	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
OWOSSO, MI-SUN (E-85) 74001	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
PRINCETON, IN-TEPPCO 32680	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
RIVER ROUGE, MI-SUN 72707	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
ROBINSON, IL-MARATHON 58536	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
ROMULUS, SUN-MI 72709	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
TOLEOO, OH-SUN 74701	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
YOUNGSTOWN, OH-SUN 22301	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]

Sample Calculation

	A		( B +		C +		D) =		E		F		E x [REDACTED]		F x [REDACTED]		G		If A is less than G then Calculate H	H = [REDACTED]
Gasoline 87 Conventional 10% ETH	[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]			[REDACTED]
RIVER ROUGE, MI-SUN 72707	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]

OFFTAKE AGREEMENT Exhibit E – Pricing Pg 3 of 3

Location Differentials

ULSD

ULSD	2010 Representative Volume Range (Million Gallons per Month)
Location	Monthly Low		Monthly High		Year Average		Location Differential, cpg		Platts Winter Blend Premium, cpg		Platts Dye Premium, cpg
AKRON,OH-SUN 22302	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
BAY CITY, MI-MAP 58055	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
CATLETTSBURG, KY-ASHL 23006	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
CHARLESTON WV-MAP 49833	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
CLEVELAND, OH-SUN 20501	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
COLUMBUS (EAST)-SUN 23001
COLUMBUS (WEST) SUN 72735	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
COVINGTON, KY-ASHLAND 40711	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
DAYTON, OH-SUN 72301	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
FERRYSBURG, MI CITGO 32403	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
HUNTINGTON, IN-SUN 74910	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
INDIANAPOLIS, IN-ST SERV 66897	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
JACKSON, MI – CITGO 46104	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
NILES, MI CITGO 49774							[REDACTED	]
NILES, MI-MARATHON 74911	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
NO. MUSKEGON, MI-MARA 74009	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
NOVI, MI-DELTA FUELS 27188	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]			[REDACTED	]
OWOSSO, MI-SUN 74001	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
PRINCETON, IN-TEPPCO 32680
RIVER ROUGE MI-SUN 72707	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
ROBINSON, IL-MARATHON 58536	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
ROMULUS, SUN-MI 72709	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
TOLEDO, OH-SUN 74701	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]
YOUNGSTOWN, OH-SUN 22301	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]

Sample Calculation

	A		( B +		C +		D) =		E		if A is less than E than calculate F		F= [REDACTED]
ULSD	[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]		[REDACTED]				[REDACTED]
RIVER ROUGE, MI-SUN 72707	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]	[REDACTED	]